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EX-99.906CERT
Exhibit 10(b)

Hugh C. McHaffie and Peter H. Duffy each certify that to his or her knowledge:

     1.   The report on Form N-CSR fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. Information contained in the report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.


By:  /s/ Hugh C. McHaffie               By:  /s/ Peter H. Duffy
     ---------------------------------       -----------------------------------
Name:  Hugh C. McHaffie                 Name:  Peter H. Duffy
Title:  President                       Title:  Treasurer
Date:  March 4, 2004                    Date:  March 4, 2004